CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 17, 2000, which appears on the annual report in Form 10-KSB of Affordable Telecommunications Technology Corporation for the year ended December 31, 1999, and to the reference to our firm under the caption "Experts" in the Prospectus.


                                               /s/Leibman Goldberg & Drogin, LLP

                                                  Leibman Goldberg & Drogin, LLP